UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 7, 2021

Date of Report (Date of earliest event reported)

Chimerix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 7, 2021, Chimerix, Inc., a Delaware corporation (the “Company”), Ocean Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Oncoceutics, Inc., a Delaware corporation (“Oncoceutics”), and Fortis Advisors, LLC solely in its capacity as representative of the securityholders of Oncoceutics (the “Securityholders’ Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Concurrently with the execution of the Merger Agreement, Merger Sub merged with and into Oncoceutics (the “Merger”) whereupon the separate corporate existence of Merger Sub ceased, with Oncoceutics continuing as the surviving corporation of the Merger as a wholly owned subsidiary of the Company.

As consideration for the Merger, the Company (a) paid an upfront cash payment of approximately $25.0 million, (b) issued an aggregate of 8,723,769 shares of the Company’s common stock (“Merger Shares”), (c) issued a promissory note to the Securityholders’ Representative in the original principal amount of $14.0 million (the “Seller Note”), to be paid in cash, subject to the terms and conditions of the Merger Agreement and the Seller Note, upon the one year anniversary of the closing of the Merger, and (d) agreed to make contingent payments up to an aggregate of $360.0 million based on the achievement of certain development, regulatory and commercialization events as set forth in the Merger Agreement, as well as additional tiered  payments based upon future net sales of ONC-201 and ONC-206 products, subject to certain reductions as set forth in the Merger Agreement, and a contingent payment in the event the Company receives any proceeds from the sale of a rare pediatric disease priority review voucher based on the Oncoceutics products.  The Company will also pass through to the Oncoceutics securityholders the upfront payment received from China Resources Sanjiu Medical & Pharmaceutical Co., Ltd. pursuant to a license agreement entered into with Oncoceutics prior to the Merger. The closing payment may be adjusted after the closing, pursuant to procedures set forth in the Merger Agreement, in connection with the finalization of the cash, transaction expenses, debt and working capital amounts at closing.

Each “in-the-money” stock option of Oncoceutics (“Options”) that was outstanding and unexercised immediately prior to the effective time of the Merger (the “Effective Time”) became fully vested and exercisable immediately prior to the Effective Time and such Options were automatically “net exercised” immediately prior to the Effective Time with respect to payment of the applicable exercise price and any applicable tax withholding.

The Merger Agreement contains customary representations, warranties and covenants and indemnification provisions.  The Company has certain diligence obligations with respect to further development and commercialization of Oncoceutics’ product candidates.

The Merger Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The foregoing descriptions of the Merger Agreement and the Seller Note are qualified in their entirety by reference to the full text of the Merger Agreement and Seller Note, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 hereto and are incorporated herein by reference.

The Merger Agreement has been attached to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Oncoceutics or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Oncoceutics in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Oncoceutics rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Oncoceutics.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events

On January 8, 2021, the Company issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)            Financial Statements of Businesses Acquired.

The Company may, if required, file Oncoceutics' financial statements for the periods required under Rule 8-04(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)            Pro Forma Financial Information.

The Company may, if required, file the pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)            Exhibits

Exhibit No.	Description

2.1*+	Agreement and Plan of Merger, dated January 7, 2021, by and among the Company, Oncoceutics, Merger Sub and Fortis Advisors, LLC solely in its capacity as Securityholders’ Representative.

10.1	Promissory Note, dated January 7, 2021, by and between the Company and Fortis Advisors, LLC, solely in its capacity as Securityholders’ Representative.

99.1	Press Release dated January 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+ Certain portions of this exhibit are omitted because they are not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 13, 2021
	By:	/s/ Michael T. Andriole
Michael T. Andriole
Chief Business and Financial Officer